                      CONSENT TO INCORPORATION BY REFERENCE


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 33-39228;
33-56125; 33-55984; 33-60266 and 33-65364) and the Registration Statement on
Form S-3 of Ecolab Inc. (Registration No. 33-57197) of our reports dated February 27, 1995 on our audits of the consolidated financial statements and related financial statement schedule of Ecolab Inc. as of December 31, 1994, 1993 and 1992, and for the years ended December 31, 1994, 1993 and 1992, which reports are included in this Current Report on Form 8-K.



                              /s/Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.


Saint Paul, Minnesota
February 27, 1995